Exhibit 21.1
lululemon athletica inc.
SUBSIDIARIES OF THE REGISTRANT
Listed below are the significant subsidiaries of lululemon athletica inc. as of February 1, 2026. The list indicates the respective jurisdiction of organization of each entity.
DELAWARE
Curiouser Products Inc., dba MIRROR
NEVADA
lululemon usa inc.
ALBERTA
Lululemon Callco ULC
BRITISH COLUMBIA
Lulu Canadian Holding, Inc.
lululemon athletica canada inc.
Curiouser Products Canada Inc.
MEXICO
lululemon mexico S.A.P.I. de C.V.
Importadora de Moda Exalta S.A.P.I. de C.V.
VICTORIA
lululemon athletica australia holding Pty Ltd.
lululemon athletica australia Pty Ltd.
NEW ZEALAND
lululemon athletica new zealand limited
HONG KONG SPECIAL ADMINISTRATIVE REGION
lululemon HK Limited
INDIA
lululemon India (Services) Private Limited
JAPAN
lululemon athletica JP GK(1)
KOREA
lululemon athletica Korea ltd.
MACAO SPECIAL ADMINISTRATIVE REGION
Lululemon Macau Limited
MALAYSIA
lululemon athletica Malaysia Sdn. Bhd.
PEOPLE’S REPUBLIC OF CHINA
Lululemon Athletica Trading (Shanghai) Ltd.(1)
SINGAPORE
lululemon athletica SG Pte. Ltd.
SRI LANKA
lululemon Athletica Lanka (Pvt) Ltd.

TAIWAN
lululemon athletica TW ltd.(1)
THAILAND
lululemon (Thailand) Limited
VIETNAM
lululemon athletica (Vietnam) Limited Liability Company
DENMARK
lululemon athletica DK ApS
FRANCE
lululemon athletica FR SARL
GERMANY
lululemon athletica DE GmbH
IRELAND
lululemon athletica Ireland Limited
ITALY
lululemon athletica Italy S.r.l.
LUXEMBOURG
Lululemon LU Holdings S.a.r.l.
NETHERLANDS
lululemon athletica NL B.V.
NORWAY
lululemon athletica Norway AS
SPAIN
lululemon athletica Spain, S.L.U
SWEDEN
lululemon Sweden AB
SWITZERLAND
lululemon athletica CH gmbh
UNITED KINGDOM
lululemon athletica UK ltd.

__________
(1)    This is the English equivalent name.